Exhibit 99.1
Super Micro Computer, Inc. Announces 2nd Quarter 2016 Financial Results
SAN JOSE, Calif., January 28, 2016 (BUSINESS WIRE) -- Super Micro Computer, Inc. (NASDAQ:SMCI), a global leader in high-performance, high-efficiency server, storage technology and green computing, today announced second quarter fiscal 2016 financial results for the quarter ended December 31, 2015.
Fiscal 2nd Quarter Highlights

•	Quarterly net sales of $639.0 million, up 23.0% from the first quarter of fiscal year 2016 and up 27.0% from the same quarter of last year.

•	GAAP net income of $34.7 million, up 153.2% from the first quarter of fiscal year 2016 and up 11.0% from the same quarter of last year.

•	GAAP gross margin was 16.6%, up from 13.9% in the first quarter of fiscal year 2016 and down from 16.8% in the same quarter of last year.

•	Server solutions accounted for 71.0% of net sales compared with 68.6% in the first quarter of fiscal year 2016 and 60.1% in the same quarter of last year.

Net sales for the second quarter ended December 31, 2015 totaled $639.0 million, up 23.0% from $519.6 million in the first quarter of fiscal year 2016. One customer accounted for 15.0% of net sales during the quarter ended December 31, 2015.
GAAP net income for the second quarter of fiscal year 2016 was $34.7 million or $0.67 per diluted share, an increase of 11.0% from net income of $31.2 million, or $0.61 per diluted share in the same period a year ago. Included in net income for the quarter is $4.0 million of stock-based compensation expense (pre-tax). Excluding this item and the related tax effect, non-GAAP net income for the second quarter was $38.0 million, or $0.73 per diluted share, compared to non-GAAP net income of $33.5 million, or $0.65 per diluted share, in the same quarter of the prior year. On a sequential basis, non-GAAP net income increased from the first quarter of fiscal year 2016 by $21.5 million or $0.41 per diluted share.
GAAP gross margin for the second quarter was 16.6% compared to 16.8% in the same period a year ago. Non-GAAP gross margin for the second quarter was 16.7% compared to 16.8% in the same period year ago. GAAP gross margin and Non-GAAP gross margin for the first quarter of fiscal year 2016 were both 13.9%.
The GAAP income tax provision was $14.1 million or 28.8% of income before tax provision compared to $11.5 million or 26.9% in the same period a year ago and $7.5 million or 35.4% in the first quarter of fiscal year 2016. The effective tax rates for the second quarter of fiscal year 2016 and 2015 were lower primarily due to the reinstatement of U.S. federal research and development tax credits.
The Company's cash and cash equivalents and short and long term investments at December 31, 2015 were $172.6 million compared to $98.1 million at June 30, 2015. Free cash flow for the six months ended December 31, 2015 was $71.7 million, primarily due to an increase in the Company's cash provided by operating activities and partially offset by the cash used in the development and construction of improvements on the Company's properties.
Business Outlook & Management Commentary
The Company expects net sales of $530 million to $580 million for the third quarter of fiscal year 2016 ending March 31, 2016. The Company expects non-GAAP earnings per diluted share of approximately $0.43 to $0.53 for the third quarter.
“As previously disclosed, second quarter revenue was above our initial guidance and a record quarter. Our 27% year- over-year growth came from increases in our systems and total solutions which reached 71% of total net sales. Storage solutions grew 58% year-over-year and continue as a key growth driver while cloud and internet datacenter contributed approximately 30% of net sales leveraged by Ultra architecture and other datacenter optimized products. We also saw strong growth across all geographies and especially in North America and Europe,” said Charles Liang, Chairman and Chief Executive Officer. “Supermicro has developed the broadest array of products based on the upcoming Xeon processor, codenamed Broadwell, for launch at the very end of this quarter. With the new processor launch, combined with our new ‘Simply Double’ hot-swap 48 bay 2U storage system, software defined storage as well as our industry leading NVMe solutions, Supermicro is poised to grow its customer relationships this year and is on track with its growth projection of greater than 20% for the fiscal year 2016.”
It is currently expected that the outlook will not be updated until the Company’s next quarterly earnings announcement, notwithstanding subsequent developments. However, the Company may update the outlook or any portion thereof at any time. Such updates will take place only by way of a news release or other broadly disseminated disclosure available to all interested parties in accordance with Regulation FD.

Conference Call Information
Super Micro Computer will discuss these financial results in a conference call at 2:00 p.m. PT, today. To participate in the conference, please call 1-888-576-4398 (International callers dial 1-719-325-2420) 10 minutes prior. A recording of the conference will be available until 11:59 pm (Eastern Time) on Thursday, February 11, 2016, by dialing 1-877-870-5176 (International callers dial 1-858-384-5517) and entering replay PIN 3488698. The live web cast and recording of the call will be available on the Investor Relations section at www.supermicro.com two hours after the conference conclusion. They will remain available until the Company's next earnings call.
Cautionary Statement Regarding Forward Looking Statements
Statements contained in this press release that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate, among other things, to our expected financial and operating results, our ability to build and grow Super Micro Computer, the benefits of our products and our ability to achieve our goals, plans and objectives. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated. These include, but are not limited to: our dependence on continued growth in the markets for X86, blade servers and embedded applications, increased competition, difficulties of predicting timing, introduction and customer acceptance of new products, poor product sales, difficulties in establishing and maintaining successful relationships with our distributors and vendors, shortages or price fluctuations in our supply chain, our ability to protect our intellectual property rights, our ability to control the rate of expansion domestically and internationally, difficulty managing rapid growth and general political, economic and market conditions and events. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in our filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in such filings.
Use of Non-GAAP Financial Measures
Non-GAAP gross margin discussed in this press release excludes stock-based compensation expense. Non-GAAP net income and net income per share discussed in this press release exclude stock-based compensation expense and the related tax effect of the applicable items. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company's financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Pursuant to the requirements of SEC Regulation G, detailed reconciliations between the Company's GAAP and non-GAAP financial results is provided at the end of this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company's SEC filings.
About Super Micro Computer, Inc.
Supermicro® (NASDAQ: SMCI), a global leader in high-performance, high-efficiency server technology and innovation is a premier provider of end-to-end green computing solutions for Data Center, Cloud Computing, Enterprise IT, Hadoop/Big Data, HPC and Embedded Systems worldwide. Supermicro's advanced Server Building Block Solutions® offer a vast array of components for building energy-efficient, application-optimized, computing solutions. Architecture innovations include Twin, FatTwin™, MicroCloud, MicroBlade, SuperBlade®, Double-sided Storage®, Battery Backup Power (BBP®) modules and WIO/UIO. Products include servers, blades, GPU systems, workstations, motherboards, chassis, power supplies, storage, networking, server management software and SuperRack® cabinets/accessories delivering unrivaled performance and value.
Founded in 1993 and headquartered in San Jose, California, Supermicro is committed to protecting the environment through its "We Keep IT Green®" initiative. The Company has global logistics and operations centers in Silicon Valley (USA), the Netherlands (Europe) and its Science & Technology Park in Taiwan (Asia).
Supermicro, FatTwin, UltraTwin, TwinPro, SuperBlade, Double-Sided Storage, BBP, SuperRack, Building Block Solutions and We Keep IT Green are trademarks and/or registered trademarks of Super Micro Computer, Inc. All other brands, names and trademarks are the property of their respective owners.

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	December 31,	June 30,
	2015	2015
ASSETS
Current assets:
Cash and cash equivalents	$169,892	$95,442
Accounts receivable, net	314,176	322,594
Inventory	486,531	463,493
Deferred income taxes – current	18,287	17,863
Prepaid income taxes	2,209	7,507
Prepaid expenses and other current assets	8,553	7,516
Total current assets	999,648	914,415
Long-term investments	2,633	2,633
Property, plant and equipment, net	173,192	163,038
Deferred income taxes – noncurrent	8,414	4,497
Other assets	8,751	5,226
Total assets	$1,192,638	$1,089,809

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$321,232	$299,774
Accrued liabilities	56,170	46,743
Income taxes payable	8,417	14,111
Short-term debt and current portion of long-term debt	94,233	93,479
Total current liabilities	480,052	454,107
Long term debt-net of current portion	—	933
Other long-term liabilities	34,438	15,684
Total liabilities	514,490	470,724
Stockholders' equity:
Common stock and additional paid-in capital	257,776	247,081
Treasury stock (at cost)	(2,030)	(2,030)
Accumulated other comprehensive loss	(96)	(80)
Retained earnings	422,338	373,950
Total Super Micro Computer Inc. stockholders' equity	677,988	618,921
Noncontrolling interest	160	164
Total stockholders' equity	678,148	619,085
Total liabilities and stockholders' equity	$1,192,638	$1,089,809

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2015	2014	2015	2014
Net sales	$638,964	$503,014	$1,158,582	$946,336
Cost of sales	532,602	418,562	980,005	792,691
Gross profit	106,362	84,452	178,577	153,645
Operating expenses:
Research and development	30,264	25,465	58,590	46,974
Sales and marketing	16,461	11,158	30,710	22,160
General and administrative	10,511	4,944	18,711	10,000
Total operating expenses	57,236	41,567	108,011	79,134
Income from operations	49,126	42,885	70,566	74,511
Interest and other income, net	24	36	111	71
Interest expense	(400)	(183)	(724)	(379)
Income before income tax provision	48,750	42,738	69,953	74,203
Income tax provision	14,061	11,496	21,565	22,098
Net income	$34,689	$31,242	$48,388	$52,105
Net income per common share:
Basic	$0.73	$0.68	$1.02	$1.14
Diluted	$0.67	$0.61	$0.94	$1.03
Weighted-average shares used in calculation of net income per common share:
Basic (a)	47,651	46,131	47,584	45,802
Diluted (b)	51,489	51,091	51,405	50,567

Stock-based compensation is included in the following cost and expense categories by period (in thousands):

	Three Months Ended December 31,		Six Months Ended December 31,
	2015	2014	2015	2014
Cost of sales	$258	$222	$498	$429
Research and development	2,472	1,997	4,874	3,893
Sales and marketing	435	414	839	779
General and administrative	841	548	1,671	1,060

SUPER MICRO COMPUTER, INC
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(In thousands)
(Unaudited)
	Six Months Ended December 31,
	2015	2014
OPERATING ACTIVITIES:
Net income	$48,388	$52,105
Reconciliation of net income to net cash provided by (used in) operating activities:
Depreciation and amortization	5,953	3,845
Stock-based compensation expense	7,882	6,161
Excess tax benefits from stock-based compensation	(355)	(2,782)
Allowance for doubtful accounts	805	(87)
Provision for inventory	3,780	4,175
Exchange gain	(1,539)	(1,305)
Deferred income taxes, net	(4,380)	121
Changes in operating assets and liabilities:
Accounts receivable, net	7,613	(45,959)
Inventory	(26,818)	(97,543)
Prepaid expenses and other assets	(4,259)	793
Accounts payable	20,738	60,016
Income taxes payable, net	650	5,314
Accrued liabilities	9,715	4,795
Other long-term liabilities	18,749	1,664
Net cash provided by (used in) operating activities	86,922	(8,687)

INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(15,235)	(11,031)
Investment in a privately held company	—	(661)
Restricted cash	(404)	(1)
Net cash used in investing activities	(15,639)	(11,693)

FINANCING ACTIVITIES:
Proceeds from debt	14,400	5,200
Repayment of debt	(13,300)	(14,400)
Proceeds from exercise of stock options	2,439	12,745
Excess tax benefits from stock-based compensation	355	2,782
Payment of obligations under capital leases	(86)	(58)
Advances (payments) under receivable financing arrangements	(18)	918
Minimum tax withholding paid on behalf of employees for restricted stock awards	(504)	—
Net cash provided by financing activities	3,286	7,187
Effect of exchange rate fluctuations on cash	(119)	(478)
Net increase (decrease) in cash and cash equivalents	74,450	(13,671)
Cash and cash equivalents at beginning of period	95,442	96,872
Cash and cash equivalents at end of period	169,892	83,201
Supplemental disclosure of cash flow information:
Cash paid for interest	693	382
Cash paid for taxes, net of refunds	19,636	15,464
Non-cash investing and financing activities:
Equipment purchased under capital leases	127	336
Accrued costs for property, plant and equipment purchases	5,366	7,874

SUPER MICRO COMPUTER, INC
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2015	2014	2015	2014
GAAP GROSS PROFIT	$106,362	$84,452	$178,577	$153,645
Add back stock-based compensation (a)	258	222	498	429
Non-GAAP GROSS PROFIT	$106,620	$84,674	$179,075	$154,074

GAAP GROSS MARGIN	16.6%	16.8%	15.4%	16.2%
Add back stock-based compensation (a)	0.1%	0.0%	0.1%	0.1%
Non-GAAP GROSS MARGIN	16.7%	16.8%	15.5%	16.3%

GAAP INCOME FROM OPERATIONS	$49,126	$42,885	$70,566	$74,511
Add back stock-based compensation (a)	4,006	3,181	7,882	6,161
Non-GAAP INCOME FROM OPERATIONS	$53,132	$46,066	$78,448	$80,672

GAAP NET INCOME	$34,689	$31,242	$48,388	$52,105
Add back stock-based compensation (a)	4,006	3,181	7,882	6,161
Add back adjustments to tax provision (b)	(704)	(919)	(1,787)	(1,577)
Non-GAAP NET INCOME	$37,991	$33,504	$54,483	$56,689

GAAP NET INCOME PER COMMON SHARE – BASIC	$0.73	$0.68	$1.02	$1.14
Add back stock-based compensation and adjustments to tax provision (a) (b)	0.07	0.05	0.12	0.10
Non-GAAP NET INCOME PER COMMON SHARE – BASIC	$0.80	$0.73	$1.14	$1.24

GAAP NET INCOME PER COMMON SHARE – DILUTED	$0.67	$0.61	$0.94	$1.03
Add back stock-based compensation and adjustments to tax provision (a) (b)	0.06	0.04	0.10	0.08
Non-GAAP NET INCOME PER COMMON SHARE – DILUTED	$0.73	$0.65	$1.04	$1.11

WEIGHTED-AVERAGE SHARES USED IN COMPUTING NET INCOME PER COMMON SHARE
BASIC –GAAP	47,651	46,131	47,584	45,802
BASIC - Non-GAAP	47,651	46,131	47,584	45,802

DILUTED – GAAP	51,489	51,091	51,405	50,567
DILUTED - Non-GAAP	52,113	51,645	52,166	51,131

(a) Amortization of Financial Accounting Standards Board Accounting Standards Codification Topic 718 stock-based compensation for the three and six months ended December 31, 2015 and 2014.
(b) The provision of income taxes used in arriving at the non-GAAP net income was computed using an income tax rate of 28.0% and 30.0% for the three and six months ended December 31, 2015, respectively, and 27.0% and 29.5% for the three and six months ended December 31, 2014, respectively.

SOURCE: Super Micro Computer, Inc.
Super Micro Computer, Inc.
Howard Hideshima, 408-503-8000
SVP, Chief Financial Officer
ir@supermicro.com
or
Perry G. Hayes
SVP, Investor Relations
ir@supermicro.com
SMCI-F